Exhibit 99.1

Ziopharm Oncology Reinforces Clear and Bold Vision for Delivering Value at Annual Shareholders Meeting

– Highlighted distinctive cellular therapy program, market opportunity and value proposition

– Shared optimistic outlook and commitment to deliver value to shareholders

– Encouraged by overwhelming vote of shareholders in favor of the Company proposals on all matters

Boston, May 19, 2021 — Ziopharm Oncology, Inc. (“Ziopharm” or the “Company”) (Nasdaq: ZIOP), today held its annual shareholders meeting and reinforced its plan and vision for the Company developed and endorsed by the Board and management team. In addition, shareholders approved all of the Company’s proposals presented at the meeting.

Results of Proxy Voting

•	The proposal to elect Christopher Bowden, Heidi Hagen, James Huang, Robert W. Postma, Mary Thistle, Jaime Vieser, and Holger Weis as Company directors was carried.

•	The selection of RSM US LLP as the Company’s independent registered public accounting firm for the 2021 fiscal year was ratified.

•	The resolution concerning the advisory vote on the executive compensation of the Company’s named executive officers was approved.

•	The amendment to the Company’s amended and restated certificate of incorporation to increase the authorized number of shares of common stock was approved.

Remarks by Interim Chief Executive Officer Heidi Hagen

Heidi Hagen, Interim Chief Executive Offer, provided a set of remarks laying out the progress the Company has made in the past six months, a bold vision for delivering shareholder value, and broader perspectives on the commercial prospects of the Company’s two key investigational cellular therapies.

Ms. Hagen commented during the meeting, “This is a different company than it was when we met a year ago and more importantly, this is a different company than it was six months ago. We are convinced of that. We are building off a strong legacy of scientific innovation that we continue to grow, and pivoting to a more commercially-focused, clinical stage, operational Company, with clear objectives and priorities.”

Ms. Hagen also remarked on the belief in the market and commercial opportunity of the Company’s two key investigational programs, its CD19 RPM CAR-T therapy, currently in a Phase I trial being conducted by the Company’s Joint Venture partner, Eden BioCell, and its TCR-T Library therapy, currently in a Phase I/II trial being conducted at MD Anderson.

Regarding the Company’s CD19 RPM CAR-T therapy, Ms. Hagen commented, “It is well documented that the existing CD19 companies and therapies are ‘curative’ and scientifically groundbreaking, which is why KITE and JUNO sold for a combined price of more than $20 billion. However, the cost and complexity of these current products is way too high and the commercial introduction and performance of these first generation CD19 CAR-T therapies have not been able to overcome these challenges.

The real need in the market is to have the therapy available at a fraction of the cost to patients, while lowering the complexity to eventually allow for better patient access through treatment in any city hospital or even an oncologist’s office. Our Sleeping Beauty / membrane bound IL15 platform, we believe, addresses these challenges. This combination has the potential to be administered to patients without lymphodepletion, in a matter of days, in a local setting and at a more accessible cost.”

Regarding the Company’s Library TCR-T therapy and Phase I/II trial, Ms. Hagen commented, “Our current TCR hotspot library could potentially cover about 100,000 new cases of solid tumor cancer a year in the US alone. And as our library grows, that growth becomes a force multiplier of the value of our technology. This is truly a foundational trial with building momentum in the development and ultimately the commercialization of a potentially transformational therapy.”

Ms. Hagen also commented on the capital planning strategy of the Company, saying, “It is encouraging that shareholders gave overwhelming support to the Company’s request to authorize additional shares. On behalf of the Board, the management team and the Company, thank you for your trust and rest assured these shares will be used judiciously.”

After the meeting, Executive Chairman of the Board, James Huang, said, “We were pleased to see the results of the voting and to have Heidi share comments on behalf of the management team and Board. I said earlier this year that we have the opportunity to build the oncology company of the future, and I am encouraged by the tremendous progress made in the past six months. Based on my experience in the sector, I believe this Company is on a clear path to delivering significant value to shareholders.”

Shareholders and other interested parties will be able to view the webcast replay beginning May 20, 2021 by visiting www.virtualshareholdermeeting.com/ZIOP2021.

About Ziopharm Oncology, Inc. Ziopharm is developing non-viral and cytokine-driven cell and gene therapies that weaponize the body’s immune system to treat the millions of people globally diagnosed with cancer each year. With its multiplatform approach, Ziopharm is at the forefront of immuno-oncology. Ziopharm’s pipeline is built for commercially scalable, cost effective T-cell receptor T-cell therapies based on its non-viral Sleeping Beauty gene transfer platform, a rapidly manufactured Sleeping Beauty-enabled CD19-specific CAR-T program and a precisely controlled IL-12 gene therapy. The Company has clinical and strategic collaborations with the National Cancer Institute, The University of Texas MD Anderson Cancer Center and Regeneron Pharmaceuticals. For more information, please visit www.ziopharm.com.

Forward-Looking Statements Disclaimer

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are statements that are not historical facts, and in some cases can be identified by terms such as “may,” “will,” “could,” “expects,” “plans,” “anticipates,” and “believes.” These statements include, but are not limited to, statements regarding the Company’s business and strategic plans, the potential commercial opportunity and treatment benefits of our cell therapy programs, the expected growth of our TCR-T library, the use of our authorized shares and our ability to deliver future value to shareholders. Although Ziopharm’s management team believes that the expectations reflected in such forward-looking statements are reasonable, investors are cautioned that forward-looking information and statements are subject to various risks and uncertainties, many of which are difficult to predict and generally beyond the control of Ziopharm, that could cause actual results and developments to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include, among other things, changes in the Company’s operating plans that may impact its cash expenditures, the uncertainties inherent in research and development, future clinical data and analysis, including whether any of Ziopharm’s product candidates will advance further in the preclinical research or clinical trial process, including receiving clearance from the U.S. Food and Drug Administration or equivalent foreign regulatory agencies to conduct clinical trials and whether and when, if at all, they will receive final approval from the U.S. FDA or equivalent foreign regulatory agencies and for which indication; the strength and enforceability of Ziopharm’s intellectual property rights; competition from other pharmaceutical and biotechnology companies as well as risk factors discussed or identified in the public filings with the Securities and Exchange Commission made by Ziopharm, including those risks and uncertainties listed in Ziopharm’s Quarterly Report on Form 10-Q filed by Ziopharm with the Securities and Exchange Commission. We are providing this information as of the date of this press release, and Ziopharm does not undertake any obligation to update or revise the information contained in this press release whether as a result of new information, future events or any other reason.

Investor Relations Contacts:

Adam D. Levy, Ph.D., MBA

EVP, Investor Relations and Corporate Communications

T: 508.552.9255

E: alevy@ziopharm.com